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                                                                  EXHIBIT 23.2

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Heritgage Property Investment Trust, Inc.
 and Unit Holders of Bradley Operating Limited Partnership:

We consent to the incorporation by reference in the registration statement on Form S-4 of Heritgage Property Investment Trust, Inc. and subsidiaries (the Company) of our report dated September 7, 2004, with respect to the consolidated balance sheets of Bradley Operating Limited Partnership as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in partners' capital, and cash flows for each of the years in the three-year period ended December 31, 2003 and the financial statement schedule of real estate and accumulated depreciation as of December 31, 2003, which report appears on Form 8-K, and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP

Boston, Massachusetts
December 22, 2004